UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 29, 2019

SPECTRUM GLOBAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53461	26-0592672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crown Oak Centre

Longwood, Florida 32750

(Address of Principal Executive Offices)

(407) 512-9102

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SGSI	OTCQB

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2019, Spectrum Global Solutions, Inc., a Nevada corporation (the “Company”), entered into an Equity Purchase Agreement (“Equity Purchase Agreement”) and Registration Rights Agreement (“Registration Rights Agreement”) with Oasis Capital, LLC, a Puerto Rico limited liability company (“Oasis”). Under the terms of the Equity Purchase Agreement, Oasis agreed to purchase from the Company up to $2,500,000 of the Company’s common stock upon effectiveness of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) and subject to certain limitations and conditions set forth in the Equity Purchase Agreement.

Following effectiveness of the Registration Statement, and subject to certain limitations and conditions set forth in the Equity Purchase Agreement, the Company shall have the discretion to deliver put notices to Oasis and Oasis will be obligated to purchase shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to Oasis in each put notice shall not exceed the lesser of $250,000 or two hundred percent (200%) of the average daily trading volume of the Company’s Common Stock during the ten (10) trading days preceding the put. Pursuant to the Equity Purchase Agreement, Oasis and its affiliates will not be permitted to purchase and the Company may not put shares of the Company’s Common Stock to Oasis that would result in Oasis’s beneficial ownership of the Company’s outstanding Common Stock exceeding 9.99%. The price of each put share shall be equal to eighty five percent (85%) of the Market Price (as defined in the Equity Purchase Agreement). Puts may be delivered by the Company to Oasis until the earlier of (i) the date on which Oasis has purchased an aggregate of $2,500,000 worth of Common Stock under the terms of the Equity Purchase Agreement, (ii) August 29, 2022, or (iii) written notice of termination delivered by the Company to Oasis, subject to certain equity conditions set forth in the Equity Purchase Agreement.

On August 29, 2019, in connection with its entry into the Equity Purchase Agreement and the Registration Rights Agreement, the Company issued the Commitment Note (as defined in the Equity Purchase Agreement) to Oasis.

The Registration Rights Agreement provides that the Company shall (i) file with the Commission the Registration Statement by October 1, 2019; and (ii) use its best efforts to have the Registration Statement declared effective by the Commission at the earliest possible date (in any event, by November 29, 2019).

The foregoing is only a brief description of the material terms of the Equity Purchase Agreement and the Registration Rights Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to full texts of the Equity Purchase Agreement and Registration Rights Agreement which are incorporated herein and filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 2.03.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits. The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description
10.1	Equity Purchase Agreement by and between Spectrum Global Solutions, Inc. and Oasis Capital, LLC, dated August 29, 2019
10.2	Registration Rights Agreement by and between Spectrum Global Solutions, Inc. and Oasis Capital, LLC, dated August 29, 2019
10.3	Commitment Note, issued by Spectrum Global Solutions, Inc. to Oasis Capital, LLC on August 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2019

SPECTRUM GLOBAL SOLUTIONS, INC.

By:	/s/ Roger Ponder
Name:	Roger Ponder
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Equity Purchase Agreement by and between Spectrum Global Solutions, Inc. and Oasis Capital, LLC, dated August 29, 2019
10.2	Registration Rights Agreement by and between Spectrum Global Solutions, Inc. and Oasis Capital, LLC, dated August 29, 2019
10.3	Commitment Note, issued by Spectrum Global Solutions, Inc. to Oasis Capital, LLC on August 29, 2019

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